UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 10, 2012, Diamond Foods, Inc. (“Diamond”) issued a press release, a copy of which is attached to this report, announcing that The NASDAQ Stock Market LLC (“Nasdaq”) has informed Diamond that the Nasdaq Hearings Panel has granted Diamond an extension of time for it to file its delinquent periodic reports with the Securities and Exchange Commission, which is required for Diamond common stock to remain listed for trading on Nasdaq. As previously reported, Diamond has not yet filed its Annual Report on Form 10-K for the fiscal year ended July 31, 2011, or its Quarterly Reports on Form 10-Q for the periods ended October 31, 2011, January 31, 2012 and April 30, 2012 (“Delinquent Reports”), and Diamond has not held its annual meeting of stockholders as required by Nasdaq rules. The Nasdaq Hearings Panel is requiring that Diamond be current in its SEC reports by December 7, 2012 and hold its annual meeting of stockholders on or before January 14, 2013 to remain listed on Nasdaq.

Diamond intends to file the Delinquent Reports as promptly as practicable, along with its Annual Report on Form 10-K for the fiscal year ended July 31, 2012. Diamond also intends to hold its annual meeting of stockholders as promptly as practicable thereafter.

This report contains forward-looking statements about the timing of our filings with the SEC and our annual meeting of stockholders. These statements are subject to many risks and uncertainties, including the risk that our financial restatement may take longer to complete than we expect, or that we may encounter unexpected delays in filing our periodic reports with the SEC or in holding our annual meeting of stockholders. In addition, Nasdaq has the power in its discretion to reconsider its extension of time for us to comply with its rules. Any of these developments could cause our stock to be delisted from trading on Nasdaq.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Diamond Foods, Inc., dated September 10, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: September 10, 2012	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources